TESSCO TECHNOLOGIES INCORPORATED

RESTRICTED STOCK AWARD

THIS RESTRICTED STOCK AWARD (this “Award”) is made as of the 25th day of April, 2011 (the “Grant Date”), by and between TESSCO TECHNOLOGIES INCORPORATED, a Delaware corporation (the “Company”), and [GRANTEE] (“Grantee”).

EXPLANATORY STATEMENT

Grantee has been elected to serve as a member of the Board of Directors of the Company (a “Director”). As an additional incentive to Grantee to further the Company’s growth and success, the Company has agreed to grant and issue to Grantee, pursuant to the Company’s 1994 Stock and Incentive Plan, as amended (the “Plan”), six thousand (6,000) shares of the Company’s common stock, par value $0.01 per share, subject to the restrictions and conditions set forth in this Award.

NOW, THEREFORE, in consideration of the mutual promises set forth below, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and to evidence the grant of and to set forth the terms and conditions governing the grant and ownership of the Award Shares (as defined below) and the parties’ other agreements related thereto, Grantee and the Company agree as follows:

AGREEMENTS

SECTION 1. GRANT

The Company hereby grants to Grantee as of the Grant Date, and Grantee hereby accepts from the Company, six thousand (6,000) shares of Common Stock (the “Award Shares”), subject to the terms and conditions set forth in this Award. All Award Shares shall be deemed fully paid and nonassessable.

SECTION 2. DEFINED TERMS

The following capitalized terms have the meanings set forth below:

“Change in Control” means the occurrence of any of the following:

(i)           any “person” (as that term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than Robert B. Barnhill, Jr., his affiliates, and members of his family) becomes the beneficial owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the then-outstanding securities of the Company; or

(ii)           there is a change in the composition of a majority of the Board of Directors of the Company within twelve (12) months after any “person” (as defined above) (other than Robert B. Barnhill, Jr., his affiliates, and members of his family) becomes the beneficial owner, directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the then-outstanding securities of the Company; or
(iii)           there is consummated any consolidation or merger or share exchange involving the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s Common Stock would be converted into cash, securities, or other property, other than a merger of the Company in which the holders of the Company’s Common Stock immediately before the merger have substantially the same proportionate ownership of common stock of the surviving entity immediately after the merger; or

(iv)           there is consummated any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or a substantial portion of the assets of the Company other than to one or more of its wholly-owned subsidiaries; or

(v)           the stockholders of the Company approve a plan or proposal for the complete or partial liquidation, dissolution, or divisive reorganization of the Company.

“Common Stock” means the Company’s common stock, the current par value of which is $.01 per share.

“Disability” means a physical or mental disease, injury, or infirmity that prevents you (despite the provision of reasonable accommodations as required by law) from performing the substantial duties of your position for a period of one hundred eighty (180) consecutive days as certified by a physician designated by or acceptable to the Company.

“Nonvested Shares” means, at any given time, all of those Award Shares that are not Vested Shares as of such time.

“Required Resignation” means Grantee’s resignation as a Director (whether or not such resignation is accepted) pursuant to a provision of the Company’s bylaws or charter that requires an individual who has otherwise been elected to serve as a Director but who did not receive at least a majority of the votes cast for his or her election to tender his or her resignation.

“Transfer” means (i) to sell, assign, transfer, convey, pledge, hypothecate, or otherwise encumber or dispose of, either voluntarily or by operation of law (whether by virtue of execution, attachment, or similar process) or (ii) a sale, assignment, transfer, conveyance, pledge, hypothecation, or other encumbrance or disposition, either voluntarily or by operation of law (whether by virtue of execution, attachment, or similar process).

“Vested Shares” means, at any given time, those Award Shares that have vested as of such time as provided in SECTION 3.

SECTION 3. VESTING AND FORFEITURE OF AWARD SHARES

3.1. In General. As of the Grant Date, all of the Award Shares shall be Nonvested Shares. Except as otherwise provided in Section 3.2 with respect to accelerated vesting and in Section 3.3 with respect to forfeiture of Nonvested Shares, twenty five percent (25%) of the original number of Award Shares (or such number of Award Shares as shall take into account any adjustment made pursuant to SECTION 4) shall vest on each of the following dates: May 1, 2012, May 1, 2013, May 1, 2014, and May 1, 2015 (each such date a “Vesting Date”) if the Grantee continues to be a Director on such Vesting Date. For the avoidance of doubt, the Award Shares shall vest pursuant to the foregoing sentence on an annual basis rather than on a daily basis.

3.2. Accelerated Vesting. Notwithstanding any other provision of this Award, any and all Nonvested Shares shall vest immediately:

(a) If Grantee ceases to be a Director for any reason, except as a result of (i) Grantee’s voluntary resignation (other than on account of Disability) or (ii) Grantee’s declining a nomination for a subsequent term as described in Section 3.3, including as a result of:

(i) Grantee’s Required Resignation;

(ii) Grantee’s resignation as a Director on account of Disability;

(iii) Grantee’s failure to be nominated or elected for an additional term; or

(iv) The death of Grantee.

(b) Effective upon the occurrence of a Change in Control.

3.3. Forfeiture of Nonvested Shares. If Grantee (i) voluntarily resigns as a Director before the end of Grantee’s then-current term (other than on account of Disability) or (ii) declines a nomination for a subsequent term, any and all Nonvested Shares shall immediately be forfeited and returned to the Company without compensation to Grantee, and this Award shall terminate and be of no further force and effect. A Required Resignation shall not be treated as a voluntary resignation for purposes of this Section.

SECTION 4. ADJUSTMENT OF NUMBER OF SHARES

In the event of any change in the outstanding Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, share split, reverse share split, share distribution, or combination of shares or the payment of a share dividend, the Award Shares, whether Vested Shares or Nonvested Shares, shall be treated in the same manner in any such transaction as other outstanding shares of Common Stock. Any shares of Common Stock or other securities received by Grantee with respect to any Nonvested Shares in any such transaction shall be subject to the same restrictions and conditions as the Nonvested Shares with respect to which such Common Stock or other securities were received and, in the case of shares of Common Stock, such shares shall constitute Nonvested Shares for purposes of this Award.

SECTION 5. RESTRICTIONS ON TRANSFER

Grantee may not Transfer any Nonvested Shares, and any purported Transfer of Nonvested Shares shall be ineffective. Grantee shall have the full and unencumbered ownership of and right to Transfer and otherwise deal with all Vested Shares as Grantee deems fit, subject only to such restrictions as may be imposed by federal and state securities laws.

SECTION 6. RIGHTS AS STOCKHOLDER

Grantee shall not have or be entitled to exercise any of the rights of a stockholder with respect to Nonvested Shares until such time (if any) as such Nonvested Shares vest in accordance with SECTION 3, including any right to vote such Nonvested Shares or to receive dividends or other distributions payable with respect to such Nonvested Shares.

SECTION 7. CERTIFICATES

No certificates evidencing Nonvested Shares shall be issued in Grantee’s name. As and when Nonvested Shares from time to time vest, Grantee shall be entitled to receive possession of certificates evidencing such Vested Shares, subject only to such restrictions as may be imposed by federal and state securities laws.

SECTION 8. WITHHOLDING AND TAXES

8.1. In General. The Company shall have the right to require Grantee to remit to the Company, or to withhold from other amounts payable to Grantee, as compensation, fees, or otherwise, an amount sufficient to satisfy any and all federal, state, and local withholding tax requirements when such amounts become due, if applicable.

8.2. Notice to Grantee. The Company shall endeavor to give written notice to Grantee no later than ten (10) days before the date by which the Company must collect or withhold any taxes relating to this Award of the date any such taxes must be received by the Company and an estimate of the amount of such taxes.

8.3. Surrender of Award Shares to Pay Taxes. Grantee may elect, by written notice to the Company at least five (5) days before the date on which such taxes must be received by the Company, to surrender a whole number of Vested Shares having a fair market value that equals the amount of the taxes that the Company is required to withhold (determined at the applicable statutory rates and without regard to circumstances particular to the Grantee) (the “Statutory Withholding Amount”). To the extent that the number of Vested Shares so surrendered exceeds the Statutory Withholding Amount, the Company shall, in lieu of issuing any fractional shares, remit to Grantee in cash the difference between the value of the Award Shares surrendered and the Statutory Withholding Amount as soon as administratively feasible after Grantee surrenders the Award Shares. The Board of Directors, in the exercise of its sole discretion, shall (consistent with Section 8.4) determine both the fair market value of such Award Shares surrendered pursuant to this Section 8.3 and the date as of which such valuation occurs.

8.4. “Fair Market Value.” The “fair market value” of Award Shares on any given day means the average closing price per share of such shares on the ten consecutive trading days ending two days before the date of such determination; or, if not listed on any such exchange or quotation system, the average of the bid and asked prices of the shares as reported by the National Association of Securities Dealers as of the day before the date of the determination of the fair market value; or, if not so reported, the fair market value of the shares as of the day before the date of such determination as determined in good faith by the Board of Directors.

8.5. Section 409A. Any payments to Grantee pursuant to this Agreement are intended to be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, as short-term deferrals pursuant to Treasury Regulation §1.409A-1(b)(4), and for this purpose each payment shall constitute a “separately identified” amount within the meaning of Treasury Regulation §1.409A-2(b)(2).

        SECTION 9. MISCELLANEOUS

9.1. Notices. Any notice or communication required or permitted by this Award will be deemed to be received by the party to whom the notice or communication is addressed if delivered in person or by commercial courier service or sent by first class mail, postage prepaid: if to the Company, addressed to the attention of the Company’s Chief Financial Officer at the Company’s principal office in the State of Maryland and, if to Grantee, addressed to Grantee to the address set forth below Grantee’s signature to this Award or at the address reflected in the Company’s records; or in either case to such other address as either party notifies the other in accordance with this Section.

9.2. Entire Agreement. This Award contains the entire agreement between the parties, and supersedes any prior agreements or understandings between them, relating to the subject of this Award.

9.3. Governing Law. The validity, construction and effect of this Award, and any rules and regulations relating thereto, shall be determined in accordance with federal law and the laws of the State of Delaware (without regard to any provision that would result in the application of the laws of any other state or jurisdiction).

9.4. Severability. If any provision of this Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the determination of the Board of Directors, materially altering the intent of this Award, such provision shall be stricken as to such jurisdiction and the remainder of this Award shall remain in full force and effect.

9.5. Amendment of Award. This Award may not be amended except in writing and executed by both parties hereto, and no course of conduct by either party or between the parties will be deemed to amend the terms and conditions of this Award, unless such amendment is reduced to writing and executed by both parties.

9.6. Waiver. The waiver of any breach of any provision of this Award by either of the parties shall not constitute or operate as a waiver of any other breach of any provision of this Award, and any failure to enforce any provision of this Award in any particular instance shall not operate as a waiver of any existing or future rights, duties, or obligations arising out of this Award.

9.7. No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to this Award, and the Board of Directors shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares or whether such fractional shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

9.8. Headings. The headings and subheadings in this Award are for convenience of reference only and shall not be given any effect in the interpretation of this Award.

9.9. Counterparts. This Award may be executed in two or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument. A counterpart signature page delivered by fax or other electronic means shall be effective to the same extent as an original thereof.

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IN WITNESS WHEREOF, the parties have caused this Restricted Stock Award to be executed as of the Grant Date.

TESSCO TECHNOLOGIES INCORPORATED

By:___________________________________

Robert B. Barnhill, Jr.

Chairman and Chief Executive Officer

______________________________________

[GRANTEE]

Address:

_______________________________

_______________________________